Exhibit 99.2

EXHIBIT D

SUMMARY OF MATERIAL TERMS OF JUNE 28 AMENDED DOCUMENTS(1)

This Exhibit D summarizes the material changes to the Commitment Letter and the Fee Letter which are set forth in the June 28 Amended Documents.  The material changes contemplated by the June 28 Amended Documents are set forth below.

A.                                    COMMITMENT LETTER AMENDMENT.

1.                                       Amendments Not Related to Comcast/Adelphia Joint Ventures.

•                  Amendments to the Draft Plan of Reorganization.  Under the terms of Amendment No. 2 of Amended and Restated Commitment Letter (the “Commitment Letter Amendment”), the condition providing that no provision of the Draft Plan of Reorganization can be amended, supplemented or modified in any material respect that is adverse to the Lenders without the consent of the Arranger Group or the Joint Bookrunners, as the case may be, shall be modified to clarify that the Arranger Group’s or the Joint Bookrunners’ consent, as the case may be, shall not be required to the extent that any such amendment modifies only the allocation or distribution of Adelphia’s common stock and/or rights or interests in the Contingent Value Vehicle to constituents or other parties in interest.

•                  Confirmation Order.  The Commitment Letter Amendment also amends the condition requiring that the confirmation order shall be in full force and effect and shall have become a final order not subject to any stay, appeal, modification or reversal.  The amended condition requires that the confirmation order shall be in full force and effect and shall not have been reversed or modified and shall not be stayed or subject to a motion to stay, and that the period for appealing the confirmation order shall have elapsed.  Accordingly, once the appeal period with respect to the confirmation order has elapsed, the condition will be deemed satisfied, notwithstanding the fact that an appeal may be unresolved and outstanding at the end of such period (provided no stay is then in effect and no stay motion is pending at the end of such period).

•                  SEC Condition.  Under the terms of the Commitment Letter Amendment, the condition requiring that the Arranger Group or the Joint Bookrunners, as the case may be, be reasonably satisfied with the status of any unresolved or non-discharged claims or proceedings with the SEC and certain other governmental agencies has been modified to provide that with respect to an unresolved or non-discharged monetary claim by the SEC, the condition will be deemed satisfied (and the Arranger Group or the Joint Bookrunners, as the case may be, will not have to be reasonably satisfied with the status of any such

(1)                                  This summary and description of the material changes to the terms of the Commitment Letter and the Fee Letter is being provided for the convenience of the Court and the parties in interest.  In all instances, the actual terms of the June 28 Amended Documents will control.

unresolved or non-discharged monetary claim) if such monetary claim can be paid only in common stock of Adelphia and/or by a distribution of proceeds from the Contingent Value Vehicle (provided such distribution does not require any material contribution to such vehicle by the Credit Parties).

•                  Market MAC.  The Commitment Letter Amendment deletes in its entirety the condition that would have enabled the Initial Lenders to refuse to fund the Senior Secured Credit Facilities in the event the Arranger Group was to determine in good faith that a material adverse change in the financial or capital markets generally or in the market for syndicated credit facilities would reasonably be expected to materially adversely affect the syndication of the Senior Secured Credit Facilities.

2.                                       Amendments Related to Comcast/Adelphia Joint Ventures.

•                  General Modification.  Under the terms of the Commitment Letter Amendment, in the event that (i) Adelphia reasonably determines in good faith that (A) all or substantially all of the assets of the entities comprising the joint ventures between Comcast Corporation (together with its affiliates, “Comcast”) and Adelphia (collectively, the “JV Entities”) cannot, without the consent of Comcast, be pledged as collateral under the Senior Secured Credit Facilities or the JV Entities cannot guarantee the obligations of the Borrower and/or Holdings under the Senior Secured Credit Facilities or the Bridge Facility and (B) the consent of Comcast in respect of such matters cannot be obtained prior to the Closing Date or (ii) Adelphia reaches an agreement with Comcast pursuant to which such parties agree that all or substantially all of the assets of the JV Entities cannot be pledged as collateral under the Senior Secured Credit Facilities or that the JV Entities cannot guarantee the obligations of the Borrower and/or Holdings under the Senior Secured Credit Facilities or the Bridge Facility, then, upon ten (10) business days’ prior written notice by Adelphia to the Initial Lenders and the Arranger Group certifying to such facts, the aggregate commitments of the Initial Lenders shall be reduced, effective as of a date no earlier than ten (10) business days’ following the date of such notice, by an amount equal to the product obtained by multiplying (x) the aggregate commitments of the Initial Lenders outstanding at such time by (y) a fraction, the numerator of which is the aggregate number of subscribers attributable to the JV Entities as of the date of such notice (or the nearest practicable date), and the denominator of which is equal to the sum of (1) the aggregate number of subscribers attributable to the Credit Parties (excluding the JV Entities) as of the date of such notice (or the nearest practicable date) and (2) the aggregate number of subscribers attributable to the JV Entities as of the date of such notice (or the nearest practicable date).  The reduction of the commitment of the Initial Lenders contemplated by this paragraph is referred to as the “JV Event.”(2)

•                  Collateral and Guarantee Provisions Relating to JV Entities.  Under the terms of the Commitment Letter Amendment, from and after the effective date of the JV Event, the JV Entities will no longer be deemed to be “Credit Parties” for certain provisions of the Commitment Letter, including the collateral and guarantee provisions.  As a result, under the terms of the Commitment Letter Amendment, from and after the effective date of the JV Event, it will not be a condition to the commitments and agreements of the Initial Lenders and the Arranger Group that (i) the assets of the JV Entities be pledged as collateral for the Senior Secured Credit Facilities or (ii) the JV Entities act as guarantors under the Senior Secured Credit Facilities or the Bridge Facility.  In addition, if the JV Event shall occur, the Credit Parties that hold any equity interests in the JV Entities will not be required to pledge such equity interests as collateral under the Senior Secured Credit Facilities if and only if (x) such securities are required to be pledged to the secured lenders of the JV Entities or (y) subject to certain exceptions, the governing documents of the JV Entities do not permit such securities to be pledged without the consent of the other parties to such governing documents.

•     JV Entities As Unrestricted Subsidiaries.  Under the terms of the Commitment Letter Amendment, from and after the effective date of the JV Event, for purposes of the representations, warranties and covenants (both affirmative and negative) to be contained in the Senior Secured Credit Facilities and the Bridge Facility, the JV Entities shall be treated as unrestricted subsidiaries of the Credit Parties and shall be subject to restrictions that are customarily and typically applicable to unrestricted subsidiaries in a secured financing transaction or in a financing transaction similar to the Bridge Facility, as the case may be, including without limitation, such restrictions as may be necessary to prohibit the JV Entities from taking or omitting to take any action that is reasonably likely to circumvent the covenants applicable to the Credit Parties.

•                  Amendment to the Draft Plan of Reorganization.  Under the terms of the Commitment Letter Amendment, the condition providing that no provision of the Draft Plan of Reorganization can be amended, supplemented or modified in any material respect that is adverse to the Lenders without the consent of the Arranger Group or the Joint Bookrunners, as the case may be, shall be modified to provide that any amendment to the Draft Plan of Reorganization that provides for a stand-alone reorganization plan for the JV Entities or which otherwise modifies the treatment of the JV Entities contemplated by the Draft Plan of Reorganization filed with the Bankruptcy Court on February 25, 2004 shall not require the consent of the Arranger Group or the Joint Bookrunners, as the case may be, provided that such amendment (A) is required by the occurrence of the JV Event, (B) will not materially and adversely affect the balance sheet or capital structure of or otherwise impose any material obligations or material restrictions upon the Credit Parties (which term does not include the JV Entities), except for any material obligations or material restrictions imposed on the Credit Parties under the terms of the governing documents of such JV Entities, provided such material obligations or material restrictions are consistent in all material respects with the obligations and restrictions set forth in the governing documents of the JV Entities as of the date hereof, and (C) will not change the percentage of the equity of the JV Entities owned by the Credit Parties.

(2)                                  In addition, note that certain other amendments to the Commitment Letter were made with respect to the interplay between the Reduction Event, Company Election and JV Event provisions.  For example, the Commitment Letter previously provided that in the event the Reduction Event were to occur, the Initial Lenders could not reduce their aggregate commitment below $2 billion.  Under the terms of the Commitment Letter Amendment, however, in the event the JV Event occurs prior to the occurrence of the Reduction Event, then upon the occurrence of the Reduction Event, the Initial Lenders can reduce their commitment to an amount equal to the product obtained by multiplying (i) the Residual Percentage (as defined in the Commitment Letter Amendment) by (ii) $2 billion.

B.                                    FEE LETTER AMENDMENT.

•                  Commitment Fees.  Under the terms of Amendment No. 3 of Amended and Restated Fee Letter (the “Fee Letter Amendment”), and consistent with the treatment of a Reduction Event and the Company Election, from and after the effective date of the JV Event, the commitment fees in respect of the Senior Secured Credit Facilities and the Bridge Facility will accrue on the reduced aggregate commitments of the Initial Lenders, after giving effect to the reduction of such aggregate commitments by virtue of the JV Event.

•                  Rollover Fee. The Fee Letter Amendment modifies the calculation of the amount of the Rollover Fee that would be payable by Adelphia in the event the Debtors Entities were to make the Company Election following the occurrence of the JV Event.  Specifically, under the terms of the Fee Letter Amendment, from and after the effective date of the JV Event, the Rollover Fee would be calculated by taking into account the reduced commitments of the Initial Lenders as a result of the JV Event.

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